Exhibit 10.1

SPECIAL ONE-TIME CASH BONUS INFORMATION FOR THE COMPANY’S NAMED EXECUTIVE

OFFICERS

The table below sets forth the amount of the one-time special cash bonus to be paid in December 2012 to each “named executive officer” of Exelixis, Inc.

Name	Special One-Time Cash Bonus (1)
Michael M. Morrissey, Ph.D. President and Chief Executive Officer (principal executive officer)	$64,500
Frank L. Karbe Executive Vice President and Chief Financial Officer (principal financial officer)	$34,400
J. Scott Garland Executive Vice President and Chief Commercial Officer	$30,100
Gisela M. Schwab, M.D. Executive Vice President and Chief Medical Officer	$75,000
Pamela A. Simonton, J.D., LL.M. Executive Vice President and General Counsel	$30,100

(1)	To be paid in December 2012.